UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: November 30, 2004

(Date of earliest event reported)

Worldwide Restaurant Concepts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10711	95-4307254
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

15301 Ventura Blvd., Building B, Suite 300, Sherman Oaks, CA. 91403

(Address of principal executive offices, including zip code)

(818) 662-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In connection with the previously announced litigation in which Worldwide Restaurant Concepts, Inc. (the “Company”) had been named as a defendant filed by patrons who allegedly became ill from E.coli as a result of consuming salad at the Company’s Pat & Oscar’s restaurants in San Diego and Orange Counties, the Company filed cross-complaints against Family Tree Produce, Inc. (“Family Tree”), Gold Coast Produce (“Gold Coast”), Diamond Produce (“Diamond”), and River Ranch, LLC (“River Ranch”), the growers and processors of lettuce supplied to the Company’s Pat & Oscar’s restaurants.

In connection with the resolution of certain of the above-referenced patrons’ bodily injury claims, the Company on November 30, 2004 entered into a Settlement Agreement and General Release with, inter alios, Family Tree, Gold Coast, Employers Mutual Casualty Company and Golden Eagle Insurance Corporation (the “Agreement”). Pursuant to the Agreement, the Company has agreed to settle its claims against Family Tree and Gold Coast, while continuing to pursue its claims against Diamond and River Ranch.

The terms of the Agreement include the payment to the Company of $5 million ($4 million from Family Tree and its insurers, and $1 million from Gold Coast and its insurers, the maximum amount of insurance coverage both entities possess), in exchange for an assumption by the Company of all liabilities of Family Tree and Gold Coast for pending bodily injury claims that arose in connection with this food-borne illness outbreak, and an agreement by the Company to defend and indemnify Family Tree and Gold Coast from any such claims subsequently arising out of this E.coli incident, should they arise.

Based upon the Company’s investigation and the number of claims which have been tendered to date, it is anticipated that few, if any, additional claimants who are currently unknown will seek compensation for any alleged bodily injuries arising out of this E.coli incident. The Company believes that the $5 million settlement amount should be sufficient to cover the Company’s liability relating to all pending and any future bodily injury clams arising out of this E.coli incident.

The Agreement also provides for the assignment to the Company of the value of all insurance proceeds paid by Family Tree’s and Gold Coast’s insurance carriers with respect to this incident, amounting to an aggregate of $6 million (the $5 million settlement amount and $1 million previously paid), subject to a 20% “clawback” by the insurers. The Company intends to seek reimbursement from Diamond and River Ranch of this sum, as well as of the amount of all other unrecovered damages (including, without limitation, business interruption losses) suffered by the Company as a result of this incident.

A copy of the Agreement is being filed as an exhibit to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description
10.1	Settlement Agreement and General Release by and among, inter alios, Worldwide Restaurants Concepts Inc., Family Tree Produce, Gold Coast Produce, Employers Mutual Casualty Company and Golden Eagle Insurance Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2004	Worldwide Restaurant Concepts, Inc.

	By:	/s/ A. Keith Wall
	Name:	A. Keith Wall
	Title:	Vice President and CFO